POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, AMERICAN CENTURY INVESTMENT TRUST, hereinafter called the "Trust" and certain trustees and officers of the Trust, do hereby constitute and appoint James E. Stowers, III, William M. Lyons, Douglas A. Paul, and Patrick A. Looby, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the names of each of such trustees and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; the Registration Statement on Form N-14 and any amendments or supplements thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the Trust has caused this Power to be executed by its duly authorized officers on this the 15th day of January, 1998.


                                        AMERICAN CENTURY INVESTMENT TRUST
                                        (A Massachusetts Business Trust)

                                        By:  /s/ Richard W. Ingram
                                             Richard W. Ingram, President


                           SIGNATURE AND TITLE

/s/ James E. Stowers                             /s/ Isaac Stein
James E. Stowers, III                            Isaac Stein
Chairman                                         Director

/s/ Albert A. Eisenstat                          /s/ Jeanne D. Wohlers
Albert A. Eisenstat                              Jeanne D. Wohlers
Director                                         Director

/s/ Ronald J. Gilson                             /s/ William M. Lyons
Ronald J. Gilson                                 William M. Lyons
Director                                         Director

/s/ Myron S. Scholes                             /s/ Maryanne Roepke
Myron S. Scholes                                 Maryanne Roepke
Director                                         Treasurer

                                                 Attest:
/s/ Kenneth E. Scott
Kenneth E. Scott                                 By:/s/ Douglas A. Paul
Director                                            Douglas A. Paul, Secretary